Exhibit 99.1

AtlasClear Delivers Breakout October Performance with Triple-Digit Revenue and Earnings Growth in Wilson-Davis FOCUS Filing

-	October Revenue Up 128% Year-Over-Year; Net Income Up 169% as Wilson-Davis Continues Strong FY2026 Momentum

TAMPA, Fla., Dec. 1st, 2025 (GLOBE NEWSWIRE) — AtlasClear Holdings, Inc. (NYSE American: ATCH) (“AtlasClear” or the “Company”), a technology-enabled financial services platform modernizing trading, clearing, settlement, and banking, today announced that its wholly owned subsidiary, Wilson-Davis & Co. (“WDCO”), has filed its October 2025 FOCUS Report with FINRA, reflecting another month of exceptional growth and operational momentum.

For October 2025, Wilson-Davis reported:

•	Revenue: $3,051,661— a 113% year-over-year increase compared to $1,433,626 in October 2024

•	Net Income: $940,268 — a 169% year-over-year increase compared to $349,447 in October 2024

•	Net Capital: $14,935,193 as of October 31, 2025 -- a 40% year-over-year increase compared to $10,641,242 as of October 31, 2024

October represents one of the strongest months since AtlasClear’s acquisition of Wilson-Davis, supported by elevated client activity, growing underwriting activity, and strong operating leverage.

“Wilson-Davis delivered another excellent month, continuing the trajectory we saw throughout Q1 FY2026,” said Craig Ridenhour, President of AtlasClear Holdings. “October revenue more than doubled year over year, and net income nearly tripled. The consistency of these results highlights the strength of our platform and the durability of our growth drivers.”

“We are executing against a clear strategy to build a modern, technology-forward clearing and banking platform,” added John Schaible, Executive Chairman of AtlasClear Holdings. “Combined with our recently announced financing and improving capital position, these results further validate our path and reinforce our conviction in the opportunities ahead for 2026 and beyond.”

About AtlasClear Holdings, Inc.

AtlasClear Holdings, Inc. (NYSE American: ATCH) is building a cutting-edge, technology-enabled financial services platform designed to modernize trading, clearing, settlement, and banking for emerging financial institutions and fintechs. Through its subsidiary Wilson-Davis & Co., Inc., a full-service correspondent broker-dealer registered with the SEC and FINRA, and its pending acquisition of Commercial Bancorp of Wyoming, AtlasClear seeks to deliver a vertically integrated suite of brokerage, clearing, risk management, regulatory, and commercial banking solutions. For more information, visit www.atlasclear.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that reflect AtlasClear Holdings’ current views with respect to, among other things, its future operations and financial performance. Forward-looking statements in this communication may be identified by the use of words such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "foreseeable," "future," "intend," "may," "outlook," "plan," "potential," "proposed," "predict," "project," "seek," "should," "target," "trends," "will," "would" and similar terms and phrases. Forward-looking statements contained in this communication include, but are not limited to, statements as to (i) the Company’s expectations regarding planned future growth and financial results, (ii) AtlasClear Holdings’ expectations regarding future financings, (iii) AtlasClear Holdings’ expectations as to future operational results, (v) AtlasClear Holdings’ anticipated growth strategy, including its planned acquisition of Commercial Bancorp of Wyoming, and (v) the financial technology of AtlasClear Holdings. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially from those anticipated. For additional details regarding risks and uncertainties, please refer to AtlasClear Holdings’ filings with the SEC, including its Form 10-Q for the quarter ended September 30, 2025, and its Annual Report on Form 10-K filed September 29, 2025. AtlasClear Holdings undertakes no obligation to update or revise forward-looking statements, except as required by law.

Company Contact:
AtlasClear Holdings, Inc.
Email: AtlasClearIR@atlasclear.com

Investor Relations Contact:
Jeff Ramson, CEO
PCG Advisory, Inc.
Email: jramson@pcgadvisory.com